                                                       Exhibit 99.1
Tier Technologies, Inc.
10780 Parkridge Blvd., Suite 400
Reston, VA  20191

CONTACT:
Ronald Johnston, Chief Financial Officer
rjohnston@tier.com
(571) 382-1000

Tier Reports Fiscal 2008 Second Quarter Results

RESTON, VA, May 5, 2008 – Tier Technologies, Inc. (Nasdaq: TIER) today announced results for the quarter ended March 31, 2008 and provided updates on ongoing strategic growth initiatives.

“During the second quarter of 2008, we continued to negotiate definitive agreements on substantially all of the units being held for sale,” said Ronald Rossetti, Chairman and Chief Executive Officer for Tier.  “The dispositions, once completed, will allow us to focus on structuring both the continuing operations of our electronic payments processing (“EPP”) business and to position the requisite corporate support to facilitate operational growth.”  Mr. Rossetti continued, “As we divest non-core assets, we expect to generate additional cash from these transactions.  The primary use of this cash will be to fund growth initiatives in our core EPP business and to fund sales and marketing initiatives.”

Conference Call

Tier will host a conference call tomorrow at 9:00 a.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 335-3240 and provide conference ID #44916334.  The conference call will also be broadcast live via the Internet at www.tier.com.  A replay will be available at www.tier.com approximately 24 hours after the end of the call or by calling (800) 642-1687 and entering conference ID #44916334 from approximately two hours after the end of the call until 11:59 p.m. Eastern Time on May 20, 2008.

Second Quarter Fiscal 2008 Results

For the quarter ended March 31, 2008, Tier reported revenues of $26.0 million, a 13.9% increase over the same quarter last year.  Net loss was $3.5 million, or $0.18 per fully-diluted share.  Continuing operations reported a loss of $2.9 million, or $0.15 per fully-diluted share, while our discontinued operations reported a net loss of $0.6 million, or $0.03 per fully-diluted share.

Continuing operations include Electronic Payment Processing or EPP, certain wind-down businesses and corporate costs.  On a standalone basis, our core EPP business reported quarterly revenues of $24.6 million or a 19.9% increase over the same quarter last year.  We continue to experience strong growth, both in the number of transactions processed and the dollar volume of payments processed on behalf of our customers.  Corporate overhead costs, which support both continuing and discontinued operations, were $3.6 million for the quarter, down $1.0 million from the same quarter last year.  We continue to make progress on our previously announced plans to divest non-core businesses.  Corporate overhead should continue to decline as these businesses are sold.

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Tier’s discontinued operations reported revenues of $14.1 million for the quarter, down 19.3% from the same quarter last year.  The decrease is primarily due to the ending of a contract for payment processing services in June 2007.  The shift to lower cost electronic payment alternatives at other payment processing centers also contributed to the lower revenues.

Liquidity

As of March 31, 2008, Tier had $71.7 million in cash and cash equivalents, and investments in marketable securities, and $11.6 million in restricted investments.  During the three months ended March 31, 2008, Tier liquidated $20.7 million of auction rate securities and invested the funds in a money market account.  Tier continues to hold $31.1 million in auction rate securities as long-term investments.  These investments are revenue bonds and asset backed notes issued by state agencies.  The investments are AAA-rated and collateralized with student loans and guaranteed under the Federal Family Education Loan Program.  Tier has no short-term or long-term debt.

About Tier Technologies, Inc.

Tier Technologies, Inc. primarily provides federal, state and local government and other public sector clients with electronic payment processing and other transaction processing services.  Headquartered in Reston, Virginia, Tier Technologies serves over 3,000 electronic payment processing clients throughout the United States, including federal, state, and local governments, educational institutions, utilities and commercial clients.  Through its subsidiary, Official Payments Corp., Tier delivers payment processing solutions for a wide range of markets.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  the impact of governmental investigations; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities; the timing and completion of the divestment of the Company’s non-core assets; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's annual report on Form 10-K for the fiscal year ended September  30, 2007 filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	March 31, 2008	September 30, 2007
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$40,635	$16,516
Investments in marketable securities	—	57,815
Accounts receivable, net	3,881	4,909
Unbilled receivables	443	545
Prepaid expenses and other current assets	1,821	2,169
Assets of discontinued operations	39	672
Current assets—held-for-sale	35,500	36,196
Total current assets	82,319	118,822

Property, equipment and software, net	4,082	3,743
Goodwill	14,526	14,526
Other intangible assets, net	15,548	17,640
Investments in marketable securities	31,111	—
Restricted investments	11,526	11,526
Other assets	362	167
Total assets	$159,474	$166,424

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$850	$877
Accrued compensation liabilities	3,188	4,653
Accrued subcontractor expenses	339	504
Accrued discount fees	4,974	4,529
Other accrued liabilities	4,161	4,213
Deferred income	2,105	2,649
Liabilities of discontinued operations	41	421
Current liabilities—held-for-sale	10,993	10,864
Total current liabilities	26,651	28,710
Other liabilities	180	200
Total liabilities	26,831	28,910

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital; shares authorized: 44,260; shares issued: 20,439 and 20,425; shares outstanding: 19,555 and 19,541	187,928	186,417
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Accumulated other comprehensive loss	(1,414)	—
Accumulated deficit	(45,187)	(40,219)
Total shareholders’ equity	132,643	137,514
Total liabilities and shareholders’ equity	$159,474	$166,424

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations

(unaudited)

	Three months ended March 31,		Six months ended March 31,
(in thousands, except per share data)	2008	2007	2008	2007
Revenues	$25,961	$22,797	$54,916	$47,598

Costs and expenses:
Direct costs	19,518	17,147	41,752	35,291
General and administrative	6,873	8,528	13,982	13,910
Selling and marketing	2,005	1,964	4,119	3,753
Depreciation and amortization	1,330	1,334	2,625	2,666
Total costs and expenses	29,726	28,973	62,478	55,620
Loss from continuing operations before other income and income taxes	(3,765)	(6,176)	(7,562)	(8,022)

Other income:
Equity in net income of unconsolidated affiliate	—	177	—	986
Interest income, net	824	607	1,790	1,484
Total other income	824	784	1,790	2,470

(Loss) from continuing operations before income taxes	(2,941)	(5,392)	(5,772)	(5,552)
Income tax provision	12	7	28	67

Loss from continuing operations	(2,953)	(5,399)	(5,800)	(5,619)
(Loss) income from discontinued operations, net	(584)	9,137	832	11,571

Net (loss) income	$(3,537)	$3,738	$(4,968)	$5,952

(Loss) earnings per share—Basic and diluted:
From continuing operations	$(0.15)	$(0.28)	$(0.29)	$(0.28)
From discontinued operations	(0.03)	0.47	0.04	0.59
(Loss) earnings per share—Basic and diluted	$(0.18)	$0.19	$(0.25)	$0.31

Weighted average common shares used in computing:
Basic and diluted (loss) earnings per share	19,551	19,501	19,547	19,500

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows

	Six months ended March 31,
(in thousands)	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,968)	$5,952
Less: Income from discontinued operations, net	832	11,571
Loss from continuing operations, net	(5,800)	(5,619)
Non-cash items included in net income:
Depreciation and amortization	2,697	2,745
Provision for doubtful accounts	31	(473)
Equity in net income of unconsolidated affiliate	—	(986)
Accrued forward loss on contract	107	(13)
Pending settlement of pension contract	—	1,190
Share-based compensation	1,415	1,180
Other	48	1
Net effect of changes in assets and liabilities:
Accounts receivable and unbilled receivables	1,098	(179)
Prepaid expenses and other assets	125	305
Accounts payable and accrued liabilities	(1,434)	(281)
Income taxes payable	28	26
Deferred income	(544)	(429)
Cash used in operating activities from continuing operations	(2,229)	(2,533)
Cash provided by operating activities from discontinued operations	4,628	7,354
Cash provided by operating activities	2,399	4,821
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(7,325)	(3,108)
Sales and maturities of marketable securities	32,615	1,000
Purchase of restricted investments	—	(9,260)
Sales and maturities of restricted investments	—	3,348
Purchase of equipment and software	(921)	(462)
Repayment of notes and accrued interest from related parties	—	4,249
Other investing activities	—	(75)
Cash provided by (used in) investing activities from continuing operations	24,369	(4,308)
Cash used in investing activities from discontinued operations	(2,716)	(1,593)
Cash provided by (used in) investing activities	21,653	(5,901)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	96	32
Capital lease obligations and other financing arrangements	(26)	(12)
Cash provided by financing activities from continuing operations	70	20
Cash used in financing activities from discontinued operations	(3)	(3)
Cash provided by financing activities	67	17
Effect of exchange rate changes on cash	—	(8)
Net increase (decrease) in cash and cash equivalents	24,119	(1,071)
Cash and cash equivalents at beginning of period	16,516	18,468
Cash and cash equivalents at end of period	$40,635	$17,397

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

	Continuing Operations
(in thousands)	EPP	Wind- down	Corporate & Eliminations	Total
Three months ended March 31, 2008:
Revenues	$24,575	$1,529	$(143)	$25,961
Costs and expenses:
Direct costs	18,736	782	—	19,518
General and administrative	2,465	393	4,015	6,873
Selling and marketing	1,769	63	173	2,005
Depreciation and amortization	892	355	83	1,330
Total costs and expenses	23,862	1,593	4,271	29,726
(Loss) income from continuing operations before other income and income taxes	713	(64)	(4,414)	(3,765)
Other income:
Interest income (expense)	—	—	824	824
Total other income	—	—	824	824
(Loss) income from continuing operations before taxes	713	(64)	(3,590)	(2,941)
Income tax provision	12	—	—	12
(Loss) income from continuing operations	$701	$(64)	$(3,590)	$(2,953)
Three months ended March 31, 2007:
Revenues	$20,490	$2,400	$(93)	$22,797
Costs and expenses:
Direct costs	15,343	1,804	—	17,147
General and administrative	1,624	1,761	5,143	8,528
Selling and marketing	1,692	279	(7)	1,964
Depreciation and amortization	799	367	168	1,334
Total costs and expenses	19,458	4,211	5,304	28,973
(Loss) income from continuing operations before other income and income taxes	1,032	(1,811)	(5,397)	(6,176)
Other income:
Equity in net income of unconsolidated affiliate	—	—	177	177
Interest income	—	—	607	607
Total other income	—	—	784	784
(Loss) income from continuing operations before taxes	1,032	(1,811)	(4,613)	(5,392)
Income tax provision	7	—	—	7
(Loss) income from continuing operations	$1,025	$(1,811)	$(4,613)	$(5,399)

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

	Continuing Operations
(in thousands)	EPP	Wind- down	Corporate & Eliminations	Total
Six months ended March 31, 2008:
Revenues	$52,523	$2,675	$(282)	$54,916
Costs and expenses:
Direct costs	39,854	1,898	—	41,752
General and administrative	4,774	846	8,362	13,982
Selling and marketing	3,656	182	281	4,119
Depreciation and amortization	1,724	726	175	2,625
Total costs and expenses	50,008	3,652	8,818	62,478
(Loss) income from continuing operations before other income and income taxes	2,515	(977)	(9,100)	(7,562)
Other income:
Interest income (expense)	(2)	—	1,792	1,790
Total other income (expense)	(2)	—	1,792	1,790
(Loss) income from continuing operations before taxes	2,513	(977)	(7,308)	(5,772)
Income tax provision	28	—	—	28
(Loss) income from continuing operations	$2,485	$(977)	$(7,308)	$(5,800)
Six months ended March 31, 2007:
Revenues	$42,729	$5,032	$(163)	$47,598
Costs and expenses:
Direct costs	31,925	3,366	—	35,291
General and administrative	2,937	2,192	8,781	13,910
Selling and marketing	3,248	481	24	3,753
Depreciation and amortization	1,602	734	330	2,666
Total costs and expenses	39,712	6,773	9,135	55,620
(Loss) income from continuing operations before other income and income taxes	3,017	(1,741)	(9,298)	(8,022)
Other income:
Equity in net income of unconsolidated affiliate	—	—	986	986
Interest income	—	—	1,484	1,484
Total other income	—	—	2,470	2,470
(Loss) income from continuing operations before taxes	3,017	(1,741)	(6,828)	(5,552)
Income tax provision	67	—	—	67
(Loss) income from continuing operations	$2,950	$(1,741)	$(6,828)	$(5,619)

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Discontinued Operations

	Discontinued Operations
(in thousands)	GBPO	PSSI	Eliminations	Total
Quarter Ended March 31, 2008:
Revenues	$7,074	$7,032	$—	$14,106
Costs and expenses:
Direct costs	3,216	5,874	(144)	8,946
General and administrative	475	1,647	(70)	2,052
Selling and marketing	134	557	(25)	666
Depreciation and amortization	—	20	—	20
Write-down of goodwill and intangibles	57	2,985	—	3,042
Total costs and expenses	3,882	11,083	(239)	14,726
Income before other income and income taxes	3,192	(4,051)	239	(620)
Other income	25	—	—	25
Income before income taxes	3,217	(4,051)	239	(595)
Income tax provision	—	—	—	—
Income before gain on discontinued operations	3,217	(4,051)	239	(595)
Gain on discontinued operations	—	—	11	11
Income from discontinued operations, net	$3,217	$(4,051)	$250	$(584)
Quarter Ended March 31, 2007:
Revenues	$10,519	$6,955	$—	$17,474
Costs and expenses:
Direct costs	7,322	5,562	(93)	12,791
General and administrative	700	1,325	173	2,198
Selling and marketing	250	601	67	918
Depreciation and amortization	1	28	—	29
Write-down of goodwill and intangibles	—	—	—	—
Total costs and expenses	8,273	7,516	147	15,936
Income before other income and income taxes	2,246	(561)	(147)	1,538
Other income	—	—	—	—
Income before income taxes	2,246	(561)	(147)	1,538
Income tax provision	—	—	—	—
Income before gain on discontinued operations	2,246	(561)	(147)	1,538
Gain on discontinued operations	—	—	7,599	7,599
Income from discontinued operations, net	$2,246	$(561)	$7,452	$9,137

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Discontinued Operations

	Discontinued Operations
(in thousands)	GBPO	PSSI	Eliminations	Total
Six Months Ended March 31, 2008:
Revenues	$14,207	$13,641	$—	$27,848
Costs and expenses:
Direct costs	7,520	10,920	(282)	18,158
General and administrative	939	3,149	(29)	4,059
Selling and marketing	684	925	(10)	1,599
Depreciation and amortization	—	39	—	39
Write-down of goodwill and intangibles	143	3,358	—	3,501
Total costs and expenses	9,286	18,391	(321)	27,356
Income before other income and income taxes	4,921	(4,750)	321	492
Other income	25	304	—	329
Income before income taxes	4,946	(4,446)	321	821
Income tax provision	—	—	—	—
Income before gain on discontinued operations	4,946	(4,446)	321	821
Gain on discontinued operations	—	—	11	11
Income from discontinued operations, net	$4,946	$(4,446)	$332	$832
Six Months Ended March 31, 2007:
Revenues	$21,074	$14,319	$—	$35,393
Costs and expenses:
Direct costs	15,205	10,412	(163)	25,454
General and administrative	1,480	2,661	115	4,256
Selling and marketing	447	1,164	44	1,655
Depreciation and amortization	2	54	—	56
Write-down of goodwill and intangibles	—	—	—	—
Total costs and expenses	17,134	14,291	(4)	31,421
Income before other income and income taxes	3,940	28	4	3,972
Other income	—	—	—	—
Income before income taxes	3,940	28	4	3,972
Income tax provision	—	—	—	—
Income before gain on discontinued operations	3,940	28	4	3,972
Gain on discontinued operations	—	—	7,599	7,599
Income from discontinued operations, net	$3,940	$28	$7,603	$11,571